UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-16459	76-0669886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 15, 2007, Kinder Morgan Management, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as underwriter, with respect to the issue and sale by the Company of up to 6,555,000 shares representing limited liability company interests (including an option to purchase up to 855,000 additional shares to cover over-allotments) in an underwritten public offering. The shares to be sold in the offering were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (File No. 333-102962). The closing of the offering is expected to occur on May 21, 2007. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                                 Underwriting Agreement, dated May 15, 2007, by and among Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and Citigroup Global Markets Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	KINDER MORGAN MANAGEMENT, LLC

Dated: May 17, 2007		By:	/s/ KIMBERLY A. DANG
Kimberly A. Dang Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 15, 2007, by and among Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and Citigroup Global Markets Inc.